                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                _______________



                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported) February 28, 1995
                                                       -----------------


               WEST COAST BANCORP (Formerly COMMERCIAL BANCORP)
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)




 Oregon                                 0-10997                  93-0810577
- --------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission              (IRS Employer
  of Incorporation)                    File Number)          Identification No.)

5335 S.W. Meadows Road, Suite 201    Lake Oswego, Oregon           97035
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)



      Registrant's telephone number, including area code (503) 684-0884
                                                         --------------


                                Not applicable
        -------------------------------------------------------------
        (Former Name or Former Address, If Changed Since Last Report)


                               Page 1 of 3 Pages

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Effective February 28, 1995 Commercial Bancorp, Salem, Oregon ("Commercial") completed its pending merger of West Coast Bancorp, Newport, Oregon ("West Coast"), with and into Commercial, with the surviving corporation operating under the name West Coast Bancorp ("Combined Corporation"). The Merger was accomplished pursuant to an Agreement and Plan of Merger ("Merger Agreement") dated as of October 24, 1994, as amended December 12, 1994. The Merger Agreement was included as Exhibit 10(a) to the Form 8-K dated October 24, 1994, previously filed by Commercial with the Securities and Exchange Commission.

         Under the terms of the Merger Agreement, consummation of the Merger was subject to obtaining the approval of the Board of Governors of the Federal Reserve System, the Oregon Department of Consumer and Business Services, and the shareholders of Commercial and West Coast. Commercial and West Coast applied for and received the necessary approvals referenced above, and the Shareholders of Commercial and West Coast approved the Merger Agreement at their respective meetings held on February 27, 1995.

         Pursuant to the terms of the Merger Agreement, each outstanding share of West Coast common stock (except for shares held by Commercial or a subsidiary of Commercial other than in a fiduciary capacity and fractional shares) were converted into .60 shares of the Combined Corporation's common stock. The shares of Commercial outstanding at Closing automatically became shares of the Combined Corporation.

         In accordance with the terms of the Merger Agreement, Lloyd D. Ankeny, Victor L. Bartruff, Phillip G. Bateman, Chester C. Clark, Stanley M. Green, J.F. Ouderkirk and Gary D. Putnam, (the previous directors of West Coast) will join Iral D. Barrett, Lester D. Green, Jack E. Long, William B. Loch,
C. Douglas McGregor, Robert D. Morrison and Rodney B. Tibbatts, (seven of the directors of Commercial), to serve as the Board of Directors of the Combined Corporation. Rodney B. Tibbatts and Victor L. Bartruff will serve as Co-Presidents and Co-Chief Executive Officers, Donald A. Kalkofen will serve as the Chief Financial Officer and Cora A. Hallauer will serve as Secretary of the Combined Corporation.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION, AND EXHIBITS

         (a)     Financial Statements

         (b)     Pro forma financial information

         (c)     Exhibits.

                 10(a) Agreement and Plan of Merger dated as of October 24, 1994, between Commercial and West Coast (incorporated by reference to the Form 8-K filed by Commercial dated October 24, 1994)

                 99(a) Press Release dated February 28, 1995 issued by the Combined Corporation to announce the closing of the Merger (incorporated by reference to the Form 8-K filed by West Coast (formerly Commercial) on March 13, 1995)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      WEST COAST BANCORP
                                                 (Formerly Commercial Bancorp)
                                                 -----------------------------
                                                         (Registrant)


Date: May 11, 1995        By  /s/ DONALD A. KALKOFEN
      -------------       ----------------------------------
                           Donald A. Kalkofen
                           Chief Financial Officer

                              WEST COAST BANCORP
                         CONSOLIDATED BALANCE SHEETS

[CAPTION]

Year Ended December 31,                                               1994               1993
- -------------------------------------------------------------------------------------------------
                                    ASSETS
Cash and Due from Banks..........................................   $  4,228,447     $  5,931,927
Interest-Bearing Deposits in Other Banks.........................         89,653          285,876
                                                                    ------------     ------------
     Total Cash and Cash Equivalents.............................      4,318,100        6,217,803

Investment Securities:
  Investments Available for Sale.................................     34,330,238       22,782,736
  Investments Held to Maturity...................................     13,233,348       14,533,044
                                                                    ------------     ------------
     Total Investment Securities (Notes 2 and 3).................     47,563,586       37,315,780
Loans Held for Sale..............................................              -          858,467
Loans (Note 4)...................................................    103,214,958       96,668,868
Allowance for Loan Loss (Note 4).................................     (1,545,342)      (1,424,582)
                                                                    ------------     ------------
     Loans, net..................................................    101,669,616       95,244,286
Premises and Equipment, net (Note 5).............................      3,927,288        3,256,869
Intangible Assets................................................        137,363          157,967
Other Assets.....................................................      3,037,564        2,183,740
                                                                    ------------     ------------
     Total Assets................................................   $160,653,517     $145,234,912
                                                                    ============     ============

                         LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Demand.........................................................   $ 18,829,748     $ 16,679,600
  Savings and Interest-Bearing Demand............................     60,375,328       50,329,917
  Certificates of Deposits (Note 8)..............................     45,491,910       47,923,267
                                                                    ------------     ------------
     Total Deposits..............................................    124,696,986      114,932,784
Short-term Borrowings:
  Federal Funds Purchased........................................        860,000        3,270,000
  Other Short-term Borrowings (Note 6)...........................      7,955,000        5,050,000
                                                                    ------------     ------------
     Total Short-term Borrowings.................................      8,815,000        8,320,000
Other Liabilities................................................      1,464,403        1,396,884
Long-term Borrowings (Note 6)....................................      8,545,699        9,095,238
                                                                    ------------     ------------
     Total Liabilities...........................................    143,522,088      133,744,906

Commitments and Contingent Liabilities (Notes 10 and 11)

STOCKHOLDERS' EQUITY
Preferred Stock, $2.50 par value; none issued:
  Non-voting, 5,000,000 shares authorized
  Voting, 5,000,000 shares authorized
Common Stock:  $2 par value, 10,000,000 shares authorized;
  shares issued and outstanding, 2,820,800, and 965,841
  respectively (Note 9)..........................................      5,641,600        1,931,682
Additional Paid-in Capital.......................................      7,904,194        4,990,996
Retained Earnings................................................      4,313,018        4,385,547
Net Unrealized Gains (Losses) on Investments Available for Sale
  (Note 2).......................................................       (727,383)         181,781
                                                                    ------------     ------------
     Total Stockholders' Equity..................................     17,131,429       11,490,006
                                                                    ------------     ------------
     Total Liabilities and Stockholders' Equity..................   $160,653,517     $145,234,912
                                                                    ============     ============




 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                              WEST COAST BANCORP
                      CONSOLIDATED STATEMENTS OF INCOME




Year ended December 31,                                           1994            1993              1992
- ------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and Fees on Loans.............................       $ 9,828,015      $ 8,798,249       $ 7,490,360
Interest on Taxable Investment Securities..............         2,318,432        2,813,347         3,164,671
Interest on Non-taxable Investment Securities..........           218,789          243,621           200,245
Interest from Other Banks..............................            63,706           29,881            30,860
Interest on Federal Funds Sold.........................             4,964            5,699            20,075
                                                              -----------      -----------       -----------
     Total Interest Income.............................        12,433,906       11,890,797        10,906,211

INTEREST EXPENSE
Savings and Interest-Bearing Demand....................         1,515,090        1,148,357         1,443,254
Certificates of Deposit................................         1,972,520        2,051,591         2,428,307
Short-term Borrowings..................................           109,447          101,030            43,330
Long-term Borrowings...................................           447,268          343,807           171,413
                                                              -----------      -----------       -----------
     Total Interest Expense............................         4,044,325        3,644,785         4,086,304
                                                              -----------      -----------       -----------
NET INTEREST INCOME....................................         8,389,581        8,246,012         6,819,907

PROVISION FOR LOAN LOSS (Note 4).......................           240,000          455,000           360,000
                                                              -----------      -----------       -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSS......         8,149,581        7,791,012         6,459,907

NONINTEREST INCOME
Gains on Sales of Loans................................         1,010,267          688,932           361,112
Other Service Charges, Commissions, and Fees...........         1,033,638          688,001           572,174
Service Charges on Deposit Accounts....................           652,455          596,800           486,299
Loan Servicing Fees....................................           151,046           40,976                 -
Other..................................................            16,702           15,553            23,556
Net Gains on Sales of Securities.......................                 -                -             9,619
                                                              -----------      -----------       -----------
     Total Non-interest Income.........................         2,864,108        2,030,262         1,452,760

NON-INTEREST EXPENSE
Salaries and Employee Benefits.........................         3,974,787        3,234,309         2,597,295
Equipment..............................................           519,849          533,718           444,894
Professional Fees......................................           897,257          793,522           619,729
Occupancy..............................................           444,467          383,566           305,035
ATM and Bankcard.......................................           489,873          383,082           297,383
Printing and Office Supplies...........................           228,302          210,633           140,007
Marketing..............................................           184,952          201,831           119,314
FDIC Insurance.........................................           262,931          261,897           241,397
Communications.........................................           193,679          159,543           139,952
Other Non-interest Expense.............................           879,844          634,301           739,412
                                                              -----------      -----------       -----------
     Total Non-interest Expense........................         8,075,941        6,796,402         5,644,418
                                                              -----------      -----------       -----------
INCOME BEFORE INCOME TAXES.............................         2,937,748        3,024,872         2,268,249
PROVISION FOR INCOME TAXES (Note 7)....................         1,073,894          923,056           820,031
                                                              -----------      -----------       -----------
NET INCOME.............................................       $ 1,863,854      $ 2,101,816       $ 1,448,218
                                                              ===========      ===========       ===========
EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
     Primary...........................................             $0.74           $ 0.99            $ 0.70
     Fully Diluted.....................................             $0.74           $ 0.98            $ 0.69





 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                              WEST COAST BANCORP
                  CONSOLIDATED BALANCE STATEMENTS OF CASH FLOWS




Year ended December 31,                                    1994           1993           1992
- -------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income..........................................   $  1,863,854   $  2,101,816   $  1,448,218
Adjustments to Reconcile Net Income to Net Cash
  Provided by Operating Activities:
  Depreciation and Amortization of Premises
    and Equipment...................................        303,569        344,356        275,636
  Amortization of Intangibles.......................         20,604         20,604         94,249
  Net Gains on Sales of Investments.................              -              -         (9,619)
  Provision for Loan Losses.........................        240,000        455,000        360,000
  Decrease (Increase) in Interest Receivables.......       (191,371)        49,695        245,534
  (Increase) Decrease in Other Assets...............       (662,453)      (313,737)        27,534
  Increase (Decrease) in Interest Payable...........       (158,097)       171,352       (133,465)
  Increase in Other Liabilities.....................        225,616        229,858        127,129
                                                       ------------   ------------   ------------
   Net Cash Provided by Operating Activities........      1,641,722      3,058,944      2,435,216

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from Maturities of Investment Securities:
  Available for Sale................................      5,246,678              -              -
  Held to Maturity..................................      5,424,082     14,189,198     12,223,308
Proceeds from Sales of Investment Securities:
  Available for Sale................................              -              -              -
  Held to Maturity..................................              -              -      5,188,126
Purchase of Investment Securities:
  Available for Sale................................    (17,703,344)             -              -
  Held to Maturity..................................     (4,124,386)    (9,179,346)    (9,960,265)
Proceeds from Maturities of Time Deposits
  with Other Banks..................................              -              -        250,406
Loans Made to Customers (Greater) than
  Principal Collected on Loans......................     (5,806,863)   (15,060,835)   (21,596,953)
Capital Expenditures................................       (973,988)    (1,366,823)      (364,045)
                                                       ------------   ------------   ------------
   Net Cash Used in Investing Activities............    (17,937,821)   (11,417,806)   (14,259,423)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Increase in Demand, Savings and
  Interest-bearing Transaction Accounts.............     12,195,559      3,994,357      5,016,021
Net Increase (Decrease) in Proceeds from Sales
  of Certificates of Deposits Greater than
  Payments for Maturing Time Deposits...............     (2,431,357)    (4,720,325)     1,725,416
Proceeds from Long-term Borrowings..................      1,000,000     10,000,000              -
Payments on Long-term Borrowings....................     (1,549,539)      (904,762)             -
Net Increase in Short-term Borrowings...............        495,000      2,523,000      5,797,000
Payments on Capital Notes (Note 14).................              -              -       (850,000)
Proceeds from Issuance of Common Stock..............      5,076,364        204,183        194,840
Dividends Paid and Cash Paid for Fractional Shares..       (389,631)      (283,692)      (198,533)
                                                       ------------   ------------   ------------
   Net Cash Provided by Financing Activities........     14,396,396     10,812,761     11,684,744

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS     (1,899,703)     2,453,899       (139,463)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR......      6,217,803      3,763,904      3,903,367
                                                       ------------   ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR............   $  4,318,100   $  6,217,803   $  3,763,904
                                                       ============   ============   ============





  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                                 WEST COAST BANCORP
              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                     Net Unrealized
                                                                                                     Gains (Losses)
                                                                       Additional                    on Investments
                                                                         Paid-In        Retained        Available
                                           Shares         Amount         Capital        Earnings        For Sale          Total
                                          ---------     ----------     -----------     -----------   --------------    -----------
BALANCE, December 31, 1991..............    807,970     $1,615,940     $ 3,595,620     $ 2,629,833     $       -       $ 7,841,393

Net Income..............................          -              -               -       1,448,218             -         1,448,218
Cash Dividends, $.10 per Common
  Share.................................          -              -               -        (198,533)            -          (198,533)
Sale of Common Stock Pursuant to
  Stock Option Plans....................     33,760         67,520         127,320               -             -           194,840
                                          ---------     ----------     -----------     -----------     ---------       -----------
BALANCE, December 31, 1992..............    841,730      1,683,460       3,722,940       3,879,518             -         9,285,918

Net Income..............................          -              -               -       2,101,816             -         2,101,816
Net Unrealized Gains on Investments
  Available for Sale....................          -              -               -               -       181,781           181,781
Cash Dividends, $.13 per Common
  Share.................................          -              -               -        (283,120)            -          (283,120)
Sale of Common Stock Pursuant to
  Stock Option Plans....................     36,638         73,276         130,907               -             -           204,183
10 percent Stock Dividend...............     87,473        174,946       1,137,149      (1,312,095)            -                 -
Cash Paid for Fractional Shares.........          -              -               -            (572)            -              (572)
                                          ---------     ----------     -----------     -----------     ---------       -----------
BALANCE, December 31, 1993..............    965,841      1,931,682       4,990,996       4,385,547       181,781        11,490,006

Net Income..............................          -              -               -       1,863,854             -         1,863,854
Net Unrealized Losses on Investments
  Available for Sale....................          -              -               -               -      (909,164)         (909,164)
Cash Dividends, $.16 per Common
  Share.................................          -              -               -        (388,222)            -          (388,222)
Sale of Common Stock Pursuant to
  Stock Option Plans....................      3,464          6,928          12,993               -             -            19,921
10 percent Stock Dividend...............     96,672        193,344       1,353,408      (1,546,752)            -                 -
Stock Split in the Form of
  100 percent Dividend..................  1,064,823      2,129,646      (2,129,646)              -             -                 -
Cash Paid for Fractional Shares.........          -              -               -          (1,409)            -            (1,409)
Issuance of Common Stock in
  Public Offering.......................    690,000      1,380,000       3,676,443               -             -         5,056,443
                                          ---------     ----------     -----------     -----------     ---------       -----------
BALANCE, December 31, 1994..............  2,820,800     $5,641,600     $ 7,904,194     $ 4,313,018     $(727,383)      $17,131,429
                                          =========     ==========     ===========     ===========     =========       ===========

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                             WEST COAST BANCORP
                   NOTES TO CONSOLIDATED FINANCIAL STATMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION. The accompanying consolidated financial statements include the accounts of West Coast Bancorp (West Coast) and its wholly owned subsidiary, The Bank of Newport, after elimination of intercompany transactions and balances.

INVESTMENT SECURITIES. West Coast adopted Financial Accounting Standards Board Statement SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" as of December 31, 1993. Under the standard, investment Securities are classified as either Available for Sale or Held to Maturity. Available for Sale securities are carried at fair value with unrealized gains and losses, net of any tax effect, added to or deducted directly from stockholders' equity. Held to Maturity securities are carried at amortized cost.

LOANS HELD FOR SALE. Loans held for sale are carried at the lower of cost or market. Market value is determined in the aggregate.

LOANS. Interest income on simple interest loans is accrued daily on the principal balance outstanding. Generally, no interest is accrued on loans when factors indicate collection of interest is doubtful or when the principal or interest payment becomes 90 days past due. For such loans, previously accrued but uncollected interest is charged against current earnings, and income is only recognized to the extent payments are subsequently received. Loan fees are offset against operating expense to the extent these fees cover the direct expense of originating loans. Fees in excess of origination costs are deferred and amortized to income over the related loan period.

ACCOUNTING CHANGES. In May 1993, the Financial Accounting Standards Board ("FASB") issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and in October 1994 issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition Disclosures, an amendment to SFAS No. 114." They require that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair market value of the collateral if the loan is collateral dependent. These statements exclude loans that are currently measured at fair value or at lower of cost or fair value, leases and certain large groups of smaller balance homogeneous loans that are collectively measured for impairment. These statements apply to financial statements for fiscal years beginning after December 31, 1994. Management believes that implementation of the statements will not have a material effect on West Coast's reported financial position or net income.

ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is based on management's estimates. Actual losses may vary from current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. Losses are charged and recoveries are credited to the allowance.

PREMISES AND EQUIPMENT. Premises and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed on the straight-line method over the estimated useful lives of the related assets. Improvements are capitalized and depreciated over their estimated useful lives. Minor repairs, maintenance, and improvements are charged to operations as incurred. When property is replaced or otherwise disposed of, the cost of such assets and the related accumulated depreciation are removed from their respective accounts. Related profit or loss, if any, is recorded in the Consolidated Statements of Income.

OTHER BORROWINGS. Federal funds purchased and securities sold under agreements to repurchase generally mature within one to four days from the transaction date. Other short-term borrowed funds consist of term federal funds purchased and other such borrowings that mature within 1 to 120 days from the transaction date, other long-term borrowed funds extend beyond 120 days.

INCOME TAXES. In 1993 West Coast adopted the SFAS No. 109, "Accounting for Income Taxes." Under the standard income taxes are accounted for using the asset and liability method. Under this method, a deferred tax asset or liability is determined based on the enacted tax rates which will be in effect when the differences between the financial statement carrying amounts and tax bases of existing assets and liabilities are expected to be reported in West Coast's income tax returns. The deferred tax provision for the year is equal to the net change in the deferred tax asset from the beginning to the end of the year, less amounts applicable to the change in value related to investments available for sale. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The cumulative effect of this change as of January 1, 1993 was $97,163 and is included in the 1993 provision for income taxes.

EARNINGS PER SHARE. Earnings per share computations are based on the weighted average common stock equivalent shares outstanding during the year. The shares used in calculating fully diluted earnings per share were 2,519,505, 2,147,707, and 2,089,871 for December 31, 1994, 1993, and 1992, respectively. The shares used in calculating earnings per share have been restated to reflect the stock dividends of 10 percent each, payable on August 27, 1993, and April 8, 1994, as well as the two-for-one stock split in the form of a 100 percent stock dividend payable on June 8, 1994.

SUPPLEMENTAL CASH FLOW INFORMATION. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

West Coast paid $4,202,000, $3,473,000, and $4,220,000 for interest in 1994,
1993, and 1992, respectively. Income taxes paid were $1,027,000, $1,090,000, and $1,033,000 in 1994, 1993, and 1992, respectively.

RECLASSIFICATIONS. Certain reclassification of prior year amounts have been made to conform to current classifications.

                            WEST COAST BANCORP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2. INVESTMENT SECURITIES

                                                                       AVAILABLE FOR SALE
                                                     --------------------------------------------------------
1994                                                 Amortized       Unrealized     Unrealized
(Dollars in thousands)                                  Cost         Gross Gains   Gross Losses    Fair Value
- ----------------------                               ---------       -----------   ------------    ----------
U.S. Treasury Securities.........................     $10,565            $3           $  192         $10,376
U.S. Government Agency Securities................      13,841             1              382          13,460
Corporate Securities.............................           -             -                -               -
Mortgage-backed Securities.......................       9,543             4              610           8,937
Obligations of State and Political Subdivisions..           -             -                -               -
Other Securities.................................       1,561             -                4           1,557
                                                      -------            --           ------         -------
  Total..........................................     $35,510            $8           $1,188         $34,330
                                                      =======            ==           ======         =======

                                                                       HELD TO MATURITY
                                                     --------------------------------------------------------
1994                                                 Amortized       Unrealized     Unrealized
(Dollars in thousands)                                  Cost         Gross Gains   Gross Losses    Fair Value
- ----------------------                               ---------       -----------   ------------    ----------
U.S. Treasury Securities.........................     $     -           $ -           $  -          $     -
U.S. Government Agency Securities................       3,902             9             40            3,871
Corporate Securities.............................       5,304            20             47            5,277
Mortgage-backed Securities.......................           -             -              -                -
Obligations of State and Political Subdivisions..       3,624            28             30            3,622
Other Securities.................................         403             -              -              403
                                                      -------           ---           ----          -------
  Total..........................................     $13,233           $57           $117          $13,173
                                                      =======           ===           ====          =======



                                                                       AVAILABLE FOR SALE
                                                     --------------------------------------------------------
1994                                                 Amortized       Unrealized     Unrealized
(Dollars in thousands)                                  Cost         Gross Gains   Gross Losses    Fair Value
- ----------------------                               ---------       -----------   ------------    ----------
U.S. Treasury Securities.........................     $ 6,182            $165          $ 2          $ 6,345
U.S. Government Agency Securities................       6,923             183           21            7,085
Corporate Securities.............................           -               -            -                -
Mortgage-backed Securities.......................       7,923              34           64            7,893
Obligations of State and Political Subdivisions..           -               -            -                -
Other Securities.................................       1,460               -            -            1,460
                                                      -------            ----          ---          -------
  Total..........................................     $22,488            $382          $87          $22,783
                                                      =======            ====          ===          =======



                                                                        HELD TO MATURITY
                                                     --------------------------------------------------------
1994                                                 Amortized       Unrealized     Unrealized
(Dollars in thousands)                                  Cost         Gross Gains   Gross Losses    Fair Value
- ----------------------                               ---------       -----------   ------------    ----------
U.S. Treasury Securities.........................     $     -           $  -            $-          $     -
U.S. Government Agency Securities................           -              -             -                -
Corporate Securities.............................       8,559            297             -            8,856
Mortgage-backed Securities.......................           -              -             -                -
Obligations of State and Political Subdivisions..       5,241            105             3            5,343
Other Securities.................................         733              -             3              730
                                                      -------           ----            --          -------
  Total..........................................     $14,533           $402            $6          $14,929
                                                      =======           ====            ==          =======

Gross Gains of $0, $0, and $12,334 and gross losses of $0, $0, and $2,715 were realized on sales of investment securities in 1994, 1993, and 1992, respectively. Securities with a fair value of approximately $11,434,718 at December 31, 1994, were pledged to secure public deposits.

                              WEST COAST BANCORP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.  MATURITIES OF INVESTMENTS

                                                            Available for Sale           Held to Maturity
1994                                                      ----------------------     ----------------------
(Dollars in thousands)                                    Amortized                  Amortized
                                                            Cost      Fair Value       Cost      Fair Value
                                                          ---------   ----------     ---------   ----------
U.S. Treasury Securities
  One Year or Less...................................       $ 4,494      $ 4,463       $     -      $     -
  One Year Through Five Years........................         6,071        5,913             -            -
  After Five Through Ten Years.......................             -            -             -            -
  Due After Ten Years................................             -            -             -            -
                                                            -------      -------       -------      -------
     Total...........................................        10,565       10,376             -            -

U.S. Government Agency Securities
  One Year or Less...................................           498          499             -            -
  One Year Through Five Years........................        13,343       12,961         3,902        3,871
  After Five Through Ten Years.......................             -            -             -            -
  Due After Ten Years................................             -            -             -            -
                                                            -------      -------       -------      -------
     Total...........................................        13,841       13,460         3,902        3,871

Corporate Securities
  One Year or Less...................................             -            -         3,353        3,371
  One Year Through Five Years........................             -            -         1,951        1,906
  After Five Through Ten Years.......................             -            -             -            -
  Due after Ten Years................................             -            -             -            -
                                                            -------      -------       -------      -------
     Total...........................................             -            -         5,304        5,277

Obligations of State and Political Subdivisions
  One Year or Less...................................             -            -           625          626
  One Year Through Five Years........................             -            -         2,994        2,991
  After Five Through Ten Years.......................
  Due After Ten Years................................             -            -             5            5
                                                            -------      -------       -------      -------
     Total...........................................             -            -         3,624        3,622

Other Securities
  One Year or Less...................................             -            -           227          227
  One Year Through Five Years........................             -            -           176          176
  After Five Through Ten Years.......................             -            -             -            -
  Due After Ten Years................................             -            -             -            -
                                                            -------      -------       -------      -------
      Total..........................................             -            -           403          403

      Sub-total......................................        24,406       23,836        13,233       13,173
Mortgage-backed Securities...........................         9,543        8,937             -            -
Equity Investments...................................         1,561        1,557             -            -
                                                            -------      -------       -------      -------
      Total Securities...............................       $35,510      $34,330       $13,233      $13,173
                                                            =======      =======       =======      =======

                             WEST COAST BANCORP
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



4.  LOANS AND ALLOWANCE FOR LOAN LOSS

The loan portfolio consists of the following:



                                                December 31,
                                        ---------------------------
                                           1994           1993
                                        -----------    ------------
Commercial Loans.....................   $ 16,444,014    $14,575,680
Real Estate - Construction..........       8,783,393      9,875,395
Real Estate - Mortgage..............      22,792,168     22,528,597
Real Estate - Commercial............      38,923,079     36,616,085
Installment and other Consumer......      16,272,304     13,073,111
                                        ------------    -----------
   Total Loans......................     103,214,958     96,668,868
Allowance for Loan Loss.............      (1,545,342)    (1,424,582)
                                        ------------    -----------
   Total Loans, Net.................    $101,669,616    $95,244,286
                                        ============    ===========

The following is an analysis of the changes in the allowance for loan loss:

                                                        December 31,
                                          ----------------------------------------
                                             1994          1993           1992
                                          ----------     ---------      ---------
Balance, beginning of period............  $1,424,582     $1,102,504     $  875,132
Provision for Loan Loss................      240,000        455,000        360,000
Losses Charged to the Allowance........     (176,618)      (144,048)      (165,303)
Recoveries Credited to the Allowance...       57,378         11,126         32,675
                                          ----------     ----------     ----------
     Balance, end of period............   $1,545,342     $1,424,582     $1,102,504
                                          ==========     ==========     ==========


Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $174,117, $239,202, and $164,096 at December 31, 1994, 1993, and 1992, respectively. Interest income foregone on non-accrual loans was approximately $5,687, $23,151, and $11,654, in 1994, 1993, and 1992,
respectively.

As of December 31, 1994, The Bank of Newport had loans to persons serving as directors, officers, and employees, including their spouses, associates, and related organizations totaling $2,221,037. These loans were made substantially on the same terms, including interest rates, maturities, and collateral, as those made to other customers of The Bank of Newport.

The Bank of Newport grants commercial and residential loans to customers throughout the central Oregon coast. Although The Bank of Newport has a diversified loan portfolio, a substantial portion of the portfolio belongs to debtors whose ability to honor their contracts is dependent upon the economy of the central Oregon coast. The addition of the Business Banking Office in the Portland area has allowed diversification both in geographic and portfolio mix.

                         WEST COAST BANCORP
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.  PREMISES AND EQUIPMENT

Premises and equipment consists of the following:

                                                         December 31,
                                                   -------------------------
                                                      1994          1993
                                                   -----------   -----------
Land and Buildings.............................    $ 3,600,261   $ 2,344,091
Furniture and Equipment........................      2,348,790     2,143,052
Construction in Progress.......................        180,256       793,824
                                                   -----------   -----------
                                                     6,129,307     5,280,967
Accumulated Depreciation.......................     (2,202,019)   (2,024,098)
                                                   -----------   -----------
   Total.......................................    $ 3,927,288   $ 3,256,869
                                                   ===========   ===========

Depreciation included in net occupancy and equipment expense amounted to $307,532, $344,356, and $275,636 for the years ended December 31, 1994, 1993, and 1992 respectively.

6.  BORROWINGS

Short-term borrowings consist of a $7.96 million cash management advance line for overnight funding from the Federal Home Loan Bank of Seattle. The balance outstanding at December 31, 1994, was $7,955,000 at a rate of 6.80 percent. In addition, West Coast had a $300,000 line of credit at prime plus 1 percent with another financial institution, of which the amount outstanding at December 31, 1994, was $0.

Long-term borrowings consist of two notes. A $10,000,000 note with a balance of $7,666,667 at December 31, 1994 and a seven-year term and monthly payments, maturing on April 12, 2000 at a rate of 5.0 percent and a $1,000,000 note with a balance of $879,032 at December 31, 1994 and a seven-year term and monthly payments, maturing January 26, 2001 at a rate of 5.4 percent. Principal payments on long term borrowings are due in 1995 through 1999 in equal amounts of $1,571,429 annually with a balance of $688,554 due thereafter.

7.  INCOME TAXES

The provision for income taxes attributable to income for the last three years consisted of the following:


                                                    Year ended December 31,
                                            --------------------------------------
                                               1994          1993          1992
                                            ----------    ----------    ----------
Current
   Federal..............................    $  797,912    $  845,179    $  834,574
   State................................       179,838       190,351       186,604
                                            ----------    ----------    ----------
                                               977,750     1,035,530     1,021,178
Deferred
   Federal..............................        85,216       (93,123)     (167,855)
   State................................        10,928       (19,351)      (33,292)
                                            ----------    ----------    ----------
                                                96,144      (112,474)     (201,147)
Total
   Federal..............................       883,128       752,056       666,719
   State................................       190,766       171,000       153,312
                                            ----------    ----------    ----------
     Total..............................    $1,073,894    $  923,056    $  820,031
                                            ==========    ==========    ==========

                           WEST COAST BANCORP
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. INCOME TAXES (Continued)

The tax effect of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities for the last three years are presented below:

                                                             December 31,
                                                  ----------------------------------
                                                     1994         1993        1992
                                                  ----------------------------------
Deferred Tax Assets:
   Allowance for Possible Loan Loss .......      $  352,568     $306,245    $182,696
   Deferred Income ........................         103,790      252,190     184,107
   Net Unrealized Losses on Investments
      Available for Sale ..................         452,589            -           -
   Deferred Liabilities ...................          17,262       23,016           -
   Accrued Expenses .......................         125,070       39,330       6,722
   Other ..................................               -            -      28,255
                                                 ----------     --------    --------
      Total Deferred Tax Assets ...........       1,051,279      620,781     401,780

Deferred Tax Liabilities:
   Accumulated Depreciation ...............         130,798       92,458     112,289
   Federal Home Loan Bank Stock Dividends..         162,071      126,358           -
   Net Unrealized Gains on Investments
      Available for Sale ..................               -      113,108           -
                                                 ----------     --------    --------
      Total Deferred Liabilities ..........         292,869      331,924     112,289
                                                 ----------     --------    --------
Net Deferred Tax Assets ...................      $  758,410     $288,857    $289,491
                                                 ==========     ========    ========

The effective tax rate of the provision for income taxes varies from the federal income tax statutory rate. The reasons for the variance are as follows:

                                                                     Year ended December 31,
                                                               -----------------------------------
                                                                  1994         1993        1992
                                                                ---------    ----------   --------
Expected Federal Income Tax Provision at 34 Percent ......     $  998,834    $1,028,456   $771,205
State Income Tax, net of federal income tax effect .......        128,086       131,884     98,896
Interest on Obligations of State and Political
  Subdivisions Exempt from Federal Tax ...................        (72,700)      (74,228)   (59,869)
Income Tax Effect of Adoption of SFAS No. 109 ............              -       (97,163)         -
Capitalization of Merger Costs ...........................        161,552             -          -
Other, net................................................       (141,878)      (65,893)     9,799
                                                               ----------    ----------   --------
      Total ..............................................     $1,073,894    $  923,056   $820,031
                                                               ==========    ==========   ========

The nature and tax effects of the timing differences reflected in the provisions for deferred income taxes in 1992 as computed in accordance with Accounting Principles Board Opinion No. 11 are as follows:


Provision for Loan Loss ..........................     $(116,772)
Deferred Loan Fees ...............................       (87,230)
Other, net .......................................         2,855
                                                       ---------
Total ............................................     $(201,147)
                                                       =========


8.  CERTIFICATES OF DEPOSITS

Included in certificates of deposit are certificates in denominations of $100,000 or greater, totaling $9,580,405 and $12,904,682 at December 31, 1994, and 1993, respectively. Interest expense relating to certificates of deposits in denominations of $100,000 or greater was $473,001, $391,930, and $512,807 for the years ended December 31, 1994, 1993, and 1992, respectively.

                               WEST COAST BANCORP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9.  STOCKHOLDERS' EQUITY AND STOCK OPTION PLANS

Authorized capital of West Coast Bancorp includes 5,000,000 shares of Voting Preferred Stock and 5,000,000 shares of Nonvoting Preferred Stock, both with $2.50 par value, none of which was issued at December 31, 1994.

On March 15, 1994, the Board of Directors declared a 10 percent stock dividend and on May 9, 1994, the Board of Directors declared a two-for-one stock split payable on June 8, 1994, in the form of a 100 percent stock dividend. Par value remained at $2 per share. The stock split resulted in the issuance of 1,064,823 additional shares of Common Stock from authorized but unissued shares. The stock split issuance resulted in a transfer of $2,129,646 from Paid-in Capital to Common Stock, representing the par value of shares issued. All share and per share amounts have been restated to retroactively reflect the stock split as well as all previous stock dividends.

West Coast has two stock option plans. Plan I is a non-qualified stock option plan. Plan II is a qualified incentive stock option plan. Options are either granted or available for grant until exercised. The option price is determined by the Board of Directors on the grant date, but cannot be less than the fair market value of the stock. As of December 31, 1994, outstanding options had been granted under the plans at an option price of $1.24 to $8.375 per share. Outstanding options expire within ten years of the grant date.


                                                     Plan I        Plan II
                                                    -------        -------
Common Stock Reserved Under the Plan.............   242,000        242,000
Exercised Under the Plan.........................   167,550         90,686
Granted and Outstanding..........................    70,133        149,232
                                                    -------        -------
   Granted.......................................   237,683        239,918
                                                    -------        -------
Available for Future Grant.......................     4,317          2,082
                                                    =======        =======

All options and prices have been adjusted retroactively for a stock split payable June 8, 1994, and all stock dividends declared.


10.  COMMITMENTS AND CONTINGENT LIABILITIES

West Coast and The Bank of Newport lease land and office space under seven long-term noncancellable operating leases that expire between 1995 and 2010. At the end of the respective lease terms, West Coast may renew the leases at fair rental value. Minimum future lease payments under these leases and other operating leases are:


                                                     Minimum Future
          Year                                        Lease Payment
          ----                                       --------------
          1995....................................     $  224,091
          1996....................................        247,764
          1997....................................        195,413
          1998....................................        199,530
          1999....................................        202,936
          Thereafter..............................        537,236
                                                       ----------
            Total.................................     $1,606,970
                                                       ==========


Rental expense for all operating leases was $115,032, $105,678, and $91,868, for the years ended December 31, 1994, 1993, and 1992, respectively.

                        WEST COAST BANCORP
            NOTES TO CONSOLIDATED FINANCIAL STATMENTS

11.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank of Newport is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheets.

The Bank of Newport's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank of Newport uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. Management does not anticipate any material loss as a result of these transactions.

                                                                                  Contract or
(Dollars in thousands)                                                           Notional Amount
- ----------------------                                                           ---------------
Financial Instruments Whose Contract Amounts Represent Credit Risk:
  Commitments to Extend Credit
     Real Estate Secured for Commercial Construction or Land Development.......    $ 13,037,174
     Revolving Open-end Lines Secured by 1-4 Family Residential Properties.....       2,942,558
     Credit Card Lines.........................................................       4,738,876
     Other.....................................................................       1,497,367

  Standby letters of credit and financial guarantees...........................         201,268

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.
Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Many of the commitments may expire without being drawn upon, therefore the total commitment amounts do not necessarily represent future cash requirements. The Bank of Newport evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by The Bank of Newport upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by The Bank of Newport to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

12.  BALANCES WITH THE FEDERAL RESERVE BANK

The Bank of Newport is required to maintain cash reserves or deposits with the Federal Reserve Bank equal to a percentage of its reservable deposits. Average required reserves were $993,000 during 1994.

13.  EMPLOYEE BENEFIT PLANS

In 1987, West Coast established an employee benefit plan pursuant to section 401(k) of the Internal Revenue Code for certain qualified employees. Contributions made to the 401(k) plan are based on percentages of employees' salaries. West Coast matches 50 percent of the employee's contribution up to a maximum of 6 percent of the employee's salary. Expenses under the Plan totaled $49,973, $26,599, and $68,945 for 1994, 1993, and 1992, respectively.

In 1991, West Coast established a Non-qualified Deferred Compensation Trust Plan for Directors. In addition, West Coast has accrued deferred compensation for former employees who have retired. Expenses relating to these plans and the deferred compensation were $48,984, $39,852, and $39,324 for 1994, 1993, and 1992, respectively.

                               WEST COAST BANCORP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.  CAPITAL NOTES

During 1991, West Coast sold $850,000 in Capital Notes to stockholders of
West Coast paying interest at the rate of 10 percent per annum. Interest was paid quarterly with the entire principal balance due and payable in full on December 31, 2005. The holders of the Notes had the right at any time prior to payment of the Notes, by West Coast, to convert the outstanding principal balance of the Notes, in whole or in part, into shares of Common Stock at the rate of one share of Common Stock for each $3.00 (adjusted for stock dividends and the stock split) of unpaid principal under the Notes.

During 1992, West Coast entered into an agreement with the purchasers of the Capital Notes and redeemed the notes at a price of 110 percent of the principal amount.

15.  PARENT COMPANY ONLY FINANCIAL DATA

The following sets forth the condensed financial information of West Coast Bancorp on a stand-alone basis:

                             Statement of Condition
                                (Unconsolidated)

                                                                       December 31,
                                                              ----------------------------
                                                                  1994             1993
                                                              -----------      -----------
Assets
  Cash and Due from the Subsidiary Bank...................    $ 4,548,265      $    12,228
  Cash and Due from Other Banks...........................             49              185
  Advances from Subsidiary................................         91,023          257,998
  Investment in the Subsidiary............................     12,884,776       11,428,413
  Other Assets............................................        147,591           35,367
                                                              -----------      -----------
     Total Assets.........................................    $17,671,704      $11,734,191
                                                              ===========      ===========

Liabilities and Stockholders' Equity
  Balances Due to Subsidiary..............................    $    11,073      $     6,445
  Short-term Borrowings...................................              -           95,000
  Other Liabilities.......................................        529,202          142,740
                                                              -----------      -----------
    Total Liabilities.....................................        540,275          244,185
  Stockholders' Equity....................................     17,131,429       11,490,006
                                                              -----------      -----------
    Total Liabilities and Stockholders' Equity............    $17,671,704      $11,734,191
                                                              ===========      ===========

                               WEST COAST BANCORP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.  PARENT COMPANY ONLY FINANCIAL DATA  (Continued)

                              Statement of Income
                                (Unconsolidated)

                                                                          Year Ended December 31,
                                                                -------------------------------------------
                                                                    1994            1993            1992
                                                                -----------      -----------    -----------
Income
  Cash Dividends from Subsidiary............................    $    90,000      $   550,000    $   560,000
  Other Income from the Subsidiary..........................        163,682           95,233        156,509
  Other Income..............................................        170,787          119,710         40,640
                                                                -----------      -----------    -----------
     Total Income...........................................        424,469          764,943        757,149

Expenses
  Interest Expense..........................................          2,311            9,566        172,675
  Other Expense.............................................      1,116,690          840,344        845,972
                                                                -----------      -----------    -----------
     Total Expense..........................................      1,119,001          849,910      1,018,647
                                                                -----------      -----------    -----------
Loss Before Income Taxes and Equity in
  Undistributed Earnings of the Bank........................       (694,532)         (84,967)      (261,498)
Income Tax Benefit..........................................        192,859          359,715        314,283
                                                                -----------      -----------    -----------
Income (Loss) Before Equity in Undistributed
  Earnings of the Bank......................................       (501,673)         274,748         52,785
Equity in Undistributed Earnings of the Bank................      2,365,527        1,827,068      1,395,433
                                                                -----------      -----------    -----------
  Net Income................................................    $ 1,863,854      $ 2,101,816    $ 1,448,218
                                                                ===========      ===========    ===========


                            Statement of Cash Flows
                                (Unconsolidated)

                                                                           Year Ended December 31,
                                                                -------------------------------------------
                                                                    1994             1993           1992
                                                                -----------      -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income..................................................    $ 1,863,854      $ 2,101,816    $ 1,448,218
Adjustments to Reconcile Net Income to Net Cash
  Provided by Operating Activities:
  Undistributed Earnings of Subsidiary......................     (2,365,527)      (1,827,068)    (1,395,433)
  Decrease (Increase) in Advances to Subsidiary.............        166,975         (209,715)       168,210
  (Increase) Decrease in Other Assets.......................       (112,224)          18,066        121,027
  Increase (Decrease) in Balances Due to Subsidiary.........          4,628           (5,098)        11,543
  Increase (Decrease) in Other Liabilities..................        386,462              (72)       (41,332)
                                                                -----------      -----------    -----------
     Net Cash Provided by (Used for) Operating Activities...        (55,832)          77,929        312,233

CASH FROM FINANCING ACTIVITIES:
Net Payments on Borrowings..................................        (95,000)          (5,000)      (750,000)
Proceeds from Issuance of Common Stock......................      5,076,364          204,183        194,840
Dividends Paid and Cash Paid for Fractional Shares..........       (389,631)        (283,692)      (198,533)
                                                                -----------      -----------    -----------
     Net Cash Provided by (Used for) Financing Activities...      4,591,733          (84,509)      (753,693)

Net Increase (Decrease) in Cash and Cash Equivalents........      4,535,901           (6,580)      (441,460)
Cash and Cash Equivalents at Beginning of Year..............         12,413           18,993        460,453
                                                                -----------      -----------    -----------
Cash and Cash Equivalents at End of Year....................    $ 4,548,314      $    12,413    $    18,993
                                                                ===========      ===========    ===========

                              WEST COAST BANCORP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


16.  BUSINESS COMBINATIONS

On October 24, 1994, West Coast entered into an Agreement and Plan of Merger, as amended December 12, 1994, (the "Merger"), with Commercial Bancorp of Salem, Oregon. The Merger provides that shareholders of West Coast will receive, for each share of West Coast Common Stock, .60 shares of common stock in the combined company.

Completion of the Merger was subject to shareholder and regulatory approvals and closed on February 28, 1995. The Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles.

Commercial Bancorp is a bank holding company headquartered in Salem, Oregon. Its principal business activities are conducted through its bank subsidiaries, The Commercial Bank and Valley Commercial Bank, both of which are Oregon state-chartered, full-service commercial banks whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 1994, Commercial's bank subsidiaries had facilities in a total of 11 cities and towns in Oregon, operating a total of 14 full-service branches and two limited service branches. The primary service area of Commercial's bank subsidiaries extends from the Salem, Oregon, area to the southern and western suburbs of Portland, Oregon. Much of the industry in this area is agriculturally related, although there are also various other light manufacturing industries and service businesses. Salem is the capital of Oregon, and much of its economy is dependant upon the public sector.

Commercial Bancorp Condensed Consolidated Summary of Operations

                                                       Year Ended December 31,
                                                      ------------------------
                                                              (unaudited)
(Dollars in thousands)                                  1994           1993
- ----------------------                                -------        -------
Interest Income....................................   $21,633        $19,540
Interest Expense...................................     5,538          5,630
                                                      -------        -------
  Net Interest Income..............................    16,095         13,910
Provision for Loan Losses..........................       300            325
                                                      -------        -------
  Net Interest Income After Provision
    for Loan Loss..................................    15,795         13,585
Noninterest Income.................................     3,850          4,292
Noninterest Expense................................    14,168         12,582
                                                      -------        -------
  Income Before Income Taxes.......................     5,477          5,295
Provision for Income Taxes.........................     1,464          1,344
                                                      -------        -------
      Net Income...................................   $ 4,013        $ 3,951
                                                      =======        =======
Earnings per Common and Common Equivalent Share....   $  1.53        $  1.51
                                                      =======        =======


Commercial Bancorp Condensed Consolidated Balance Sheet Data at December 31,
1994.


(Dollars in thousands)                                           (unaudited)
- ----------------------                                           -----------
Loans............................................................  $176,893
Allowance for Loan Losses........................................     2,905
Total Assets.....................................................   282,579
Deposits.........................................................   246,654
Total Stockholders' Equity.......................................    27,007

The historical and financial information of Commercial Bancorp presented above is for informational purposes only.

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of West Coast Bancorp:

We have audited the accompanying consolidated balance sheets of West Coast Bancorp (an Oregon corporation) and subsidiary as of December 31, 1994, and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of West Coast Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Coast Bancorp and subsidiary as of December 31, 1994, and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


                                             ARTHUR ANDERSEN LLP


Portland, Oregon,
January 30, 1995

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma combined financial statements give effect to the Merger of Commercial Bancorp (Commercial) and West Coast Bancorp (West Coast) on a pooling-of-interests basis. The unaudited pro forma combined balance sheet as of the end of the most recent period is presented for December 31, 1994. The unaudited pro forma combined statements of income assume the Merger was consummated as of the beginning of the first period presented.

         The unaudited pro forma statements of income are not necessarily indicative of operating results which would have been achieved had the Merger been consummated as of the beginning of the first period presented and should not be construed as representative of future operations.

                      WEST COAST BANCORP AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

 Year Ended December 31, 1994

 (Dollars in thousands)                             WEST COAST        COMMERCIAL        PRO-FORMA          PRO-FORMA
                                                                                       ADJUSTMENT           COMBINED
 ASSETS
 Cash and cash equivalents:
   Cash and due from banks . . . . . . . . . . .      $  4,228          $ 20,282          $     0           $ 24,510
   Interest-bearing deposits in other banks  . .            90             3,029                0              3,119
   Federal funds sold  . . . . . . . . . . . . .             0             2,474                0              2,474
                                                      --------          --------          -------           --------
     Total cash and cash equivalents . . . . . .         4,318            25,785                0             30,103
 Investment securities:
   Investments available for sale  . . . . . . .        34,330            27,497             (849)            60,978
   Investments held to maturity  . . . . . . . .        13,233            41,811                0             55,044
                                                      --------          --------          -------           --------
     Total investment securities   . . . . . . .        47,563            69,308             (849)           116,022
 Loans held for sale . . . . . . . . . . . . . .             0                 0                0                  0

 Loans   . . . . . . . . . . . . . . . . . . . .       103,215           176,893                0            280,108
 Allowance for loan loss   . . . . . . . . . . .        (1,545)           (2,905)                             (4,450)
                                                      --------          --------          -------           --------
   Loans, net  . . . . . . . . . . . . . . . . .       101,670           173,988                0            275,658
 Premises and equipment, net . . . . . . . . . .         3,927             9,109                0             13,036
 Intangible assets . . . . . . . . . . . . . . .           137               232                0                369
 Other assets  . . . . . . . . . . . . . . . . .         3,038             4,157                0              7,195
                                                      --------          --------          -------           --------
     Total assets  . . . . . . . . . . . . . . .      $160,653          $282,579            ($849)          $442,383
                                                      ========          ========          =======           ========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES
 Deposits:
   Demand  . . . . . . . . . . . . . . . . . . .      $ 18,830          $ 51,419          $     0           $ 70,249
   Savings and interest-bearing demand . . . . .        60,375           148,135                0            208,510
   Certificates of deposits  . . . . . . . . . .        45,492            47,100                0             92,592
                                                      --------          --------          -------           --------
     Total deposits  . . . . . . . . . . . . . .       124,697           246,654                0            371,351

 Short-term borrowings:
   Federal funds purchased . . . . . . . . . . .           860             6,000                0              6,860
   Other short-term borrowings . . . . . . . . .         7,955                 0                0              7,955
                                                      --------          --------          -------           --------
     Total short-term borrowings . . . . . . . .         8,815             6,000                0             14,815

 Other liabilities . . . . . . . . . . . . . . .         1,464             2,918               (5)             4,377
 Long-term borrowings  . . . . . . . . . . . . .         8,545                 0                0              8,545
                                                      --------          --------          -------           --------
     Total liabilities . . . . . . . . . . . . .       143,521           255,572               (5)           399,088

 Commitments and contingent liabilities

 STOCKHOLDERS' EQUITY
 Common Stock    . . . . . . . . . . . . . . . .         5,642             3,277           (3,596)             5,323
 Additional paid-in capital  . . . . . . . . . .         7,904            13,783            2,834             24,521
 Retained earnings . . . . . . . . . . . . . . .         4,313            10,407              (78)            14,642
 Net unrealized (loss) gain on investments
   available for sale  . . . . . . . . . . . . .          (727)             (460)              (4)            (1,191)
                                                      --------          --------          -------           --------
     Stockholders' equity  . . . . . . . . . . .        17,132            27,007             (844)            43,295
                                                      --------          --------          -------           --------
     Total liabilities and stockholders' equity       $160,653          $282,579            ($849)          $442,383
                                                      ========          ========          =======           ========


                      WEST COAST BANCORP AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 1994


                                                    WEST COAST    COMMERCIAL     PRO-FORMA    PRO-FORMA
 (Dollars in thousands, except per share data)                                  ADJUSTMENT     COMBINED
 INTEREST INCOME
 Interest and fees on loans  . . . . . . . . . . .     $ 9,828       $17,089          $  0      $26,917
 Interest on taxable investment securities . . . .       2,318         1,798           (16)       4,100
 Interest on non-taxable investment securities . .         219         2,396             0        2,615
 Interest from other banks . . . . . . . . . . . .          64             0             0           64
 Interest on federal funds sold  . . . . . . . . .           5           258             0          263
                                                       -------       -------          ----      -------
   Total interest income . . . . . . . . . . . . .      12,434        21,541           (16)      33,959

 INTEREST EXPENSE
 Savings and interest-bearing demand . . . . . . .       1,515         4,035             0        5,550
 Certificates of deposit . . . . . . . . . . . . .       1,973         1,454             0        3,427
 Short-term borrowings . . . . . . . . . . . . . .         109            42             0          151
 Long-term borrowings  . . . . . . . . . . . . . .         447             0             0          447
                                                       -------       -------          ----      -------
   Total interest expense  . . . . . . . . . . . .       4,044         5,531             0        9,575
                                                       -------       -------          ----      -------
 NET INTEREST INCOME . . . . . . . . . . . . . . .       8,390        16,010           (16)      24,384
 PROVISION FOR LOAN LOSSES   . . . . . . . . . . .         240           300             0          540
                                                       -------       -------          ----      -------
 NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES . . . . . . . . . . .       8,150        15,710           (16)      23,844
                                                       -------       -------          ----      -------

 NON-INTEREST INCOME
 Service charges on deposit accounts . . . . . . .         652         1,479             0        2,131
 Other service charges, commissions and fees . . .       1,034           534             0        1,568
 Trust revenue . . . . . . . . . . . . . . . . . .           0         1,206             0        1,206
 Gains on Sales of Loans . . . . . . . . . . . . .       1,010             0             0        1,010
 Loan servicing fees . . . . . . . . . . . . . . .         151           299             0          450
 Other . . . . . . . . . . . . . . . . . . . . . .          17           542             0          559
 Net gains on sales of securities  . . . . . . . .           0           (48)            0          (48)
                                                       -------       -------          ----      -------
   Total non-interest income . . . . . . . . . . .       2,864         4,012             0        6,876

 NON-INTEREST EXPENSE
 Salaries and employee benefits  . . . . . . . . .       3,975         7,781             0       11,756
 Equipment . . . . . . . . . . . . . . . . . . . .         520         1,135             0        1,655
 Occupancy . . . . . . . . . . . . . . . . . . . .         444         1,082             0        1,526
 Professional fees . . . . . . . . . . . . . . . .         897           954             0        1,851
 FDIC insurance  . . . . . . . . . . . . . . . . .         263           538             0          801
 Marketing . . . . . . . . . . . . . . . . . . . .         185           459             0          644
 ATM and Bankcard  . . . . . . . . . . . . . . . .         490           153             0          643
 Printing and Office supplies  . . . . . . . . . .         228           276             0          504
 Communications  . . . . . . . . . . . . . . . . .         194           205             0          399
 Other non-interest expense  . . . . . . . . . . .         880         1,662             0        2,542
                                                       -------       -------          ----      -------
   Total non-interest expense  . . . . . . . . . .       8,076        14,245             0       22,321

 INCOME BEFORE INCOME TAXES  . . . . . . . . . . .       2,938         5,477           (16)       8,399
                                                       -------       -------          ----      -------
 PROVISION FOR INCOME TAXES  . . . . . . . . . . .       1,074         1,464            (6)       2,532
 NET INCOME  . . . . . . . . . . . . . . . . . . .     $ 1,864       $ 4,013          ($10)     $ 5,867
                                                       =======       =======          ====      =======

 AVERAGE COMMON SHARES OUTSTANDING . . . . . . . .   2,520,000     2,624,000       (62,000)   4,074,000

 EARNINGS PER COMMON SHARE . . . . . . . . . . . .        $.74         $1.53         ($.16)       $1.44

                      WEST COAST BANCORP AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 1993


                                                     WEST COAST        COMMERCIAL       PRO-FORMA         PRO-FORMA
 (Dollars in thousands, except per share data)                                          ADJUSTMENT        COMBINED

 INTEREST INCOME
 Interest and fees on loans  . . . . . . . . . . .     $ 8,798          $15,129            $  0            $23,927
 Interest on taxable investment securities . . . .       2,813            1,950              (4)             4,759
 Interest on non-taxable investment securities . .         244            2,256               0              2,500
 Interest from other banks . . . . . . . . . . . .          30                0               0                 30
 Interest on federal funds sold  . . . . . . . . .           6              326               0                332
                                                       -------          -------           -----            -------
   Total interest income . . . . . . . . . . . .        11,891           19,661              (4)            31,548

 INTEREST EXPENSE
 Savings and interest-bearing demand . . . . . . .       1,148            3,674               0              4,822
 Certificates of deposit . . . . . . . . . . . . .       2,052            1,955               0              4,007
 Short-term borrowings . . . . . . . . . . . . . .         101                1               0                102
 Long-term borrowings  . . . . . . . . . . . . . .         344                0               0                344
                                                      --------          -------           -----            -------
   Total interest expense  . . . . . . . . . . . .       3,645            5,630               0              9,275
                                                      --------          -------           -----            -------
 NET INTEREST INCOME . . . . . . . . . . . . . . .       8,246           14,031              (4)            22,273
 PROVISION FOR LOAN LOSSES   . . . . . . . . . . .         455              325               0                780
                                                      --------          -------           -----            -------
 NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES . . . . . . . . . . .       7,791           13,706              (4)            21,493
                                                      --------          -------           -----            -------
 NON-INTEREST INCOME
 Service charges on deposit accounts . . . . . . .         597            1,593               0              2,190
 Other service charges, commissions and fees . . .         688              467               0              1,155
 Trust revenue . . . . . . . . . . . . . . . . . .           0            1,078               0              1,078
 Gains on Sales of Loans . . . . . . . . . . . . .         689                0               0                689
 Loan servicing fees . . . . . . . . . . . . . . .          41              282               0                323
 Other . . . . . . . . . . . . . . . . . . . . . .          16              733               0                749
 Net gains on sales of securities  . . . . . . . .           0               76               0                 76
                                                       -------          -------           -----            -------
   Total non-interest income . . . . . . . . . . .       2,031            4,229               0              6,260

 NON-INTEREST EXPENSE
 Salaries and employee benefits  . . . . . . . . .       3,234            7,385               0             10,619
 Equipment . . . . . . . . . . . . . . . . . . . .         534              971               0              1,505
 Occupancy . . . . . . . . . . . . . . . . . . . .         384              930               0              1,314
 Professional fees . . . . . . . . . . . . . . . .         794              472               0              1,266
 FDIC insurance  . . . . . . . . . . . . . . . . .         262              481               0                743
 Marketing . . . . . . . . . . . . . . . . . . . .         202              356               0                558
 ATM and Bankcard  . . . . . . . . . . . . . . . .         383              399               0                782
 Printing and Office supplies  . . . . . . . . . .         211              298               0                509
 Communications  . . . . . . . . . . . . . . . . .         160              186               0                346
 Other non-interest expense  . . . . . . . . . . .         634            1,162               0              1,796
                                                       -------          -------           -----            -------
   Total non-interest expense  . . . . . . . . . .       6,798           12,640               0             19,438

 INCOME BEFORE INCOME TAXES  . . . . . . . . . . .       3,024            5,295              (4)             8,315
                                                       -------          -------           -----            -------
 PROVISION FOR INCOME TAXES  . . . . . . . . . . .         923            1,344              (1)             2,266
 NET INCOME  . . . . . . . . . . . . . . . . . . .     $ 2,101          $ 3,951            ($ 3)           $ 6,049
                                                       =======          =======           =====            =======

 AVERAGE COMMON SHARES OUTSTANDING . . . . . . . .   2,148,000        2,623,000         (15,000)         3,897,000

 EARNINGS PER COMMON   . . . . . . . . . . . . . .        $.98            $1.51           ($.20)             $1.55

                      WEST COAST BANCORP AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 1992


                                                 WEST COAST       COMMERCIAL             PRO-FORMA          PRO-FORMA
 (Dollars in thousands, except per share data)                                          ADJUSTMENT           COMBINED
 INTEREST INCOME
 Interest and fees on loans  . . . . . . . . .      $ 7,490          $15,471                $0                $22,961
 Interest on taxable investment securities . .        3,165            1,976                 0                  5,141
 Interest on non-taxable investment securities          200            1,865                 0                  2,065
 Interest from other banks . . . . . . . . . .           31                0                 0                     31
 Interest on federal funds sold  . . . . . . .           20              235                 0                    255
                                                    -------          -------            ------                -------
   Total interest income . . . . . . . . . . .       10,906           19,547                 0                 30,453

 INTEREST EXPENSE
 Savings and interest-bearing demand . . . . .        1,443            3,323                 0                  4,766
 Certificates of deposit . . . . . . . . . . .        2,428            3,295                 0                  5,723
 Short-term borrowings . . . . . . . . . . . .           43               15                 0                     58
 Long-term borrowings  . . . . . . . . . . . .          171                0                 0                    171
                                                    -------          -------            ------                -------
   Total interest expense  . . . . . . . . . .        4,085            6,633                 0                 10,718
                                                    -------          -------            ------                -------
 NET INTEREST INCOME . . . . . . . . . . . . .        6,821           12,914                 0                 19,735
 PROVISION FOR LOAN LOSSES   . . . . . . . . .          360              832                 0                  1,192
                                                    -------          -------            ------                -------
 NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES . . . . . . . . .        6,461           12,082                 0                 18,543
                                                    -------          -------            ------                -------

 NON-INTEREST INCOME
 Service charges on deposit accounts . . . . .          486            1,550                 0                  2,036
 Other service charges, commissions and fees .          572              329                 0                    901
 Trust revenue . . . . . . . . . . . . . . . .            0              776                 0                    776
 Gains on Sales of Loans . . . . . . . . . . .          361                0                 0                    361
 Loan servicing fees . . . . . . . . . . . . .            0              249                 0                    249
 Other . . . . . . . . . . . . . . . . . . . .           24              943                 0                    967
 Net gains on sales of securities  . . . . . .           10               45                 0                     55
                                                    -------          -------            ------                -------
   Total non-interest income . . . . . . . . .        1,453            3,892                 0                  5,345

 NON-INTEREST EXPENSE
 Salaries and employee benefits  . . . . . . .        2,597            6,818                 0                  9,415
 Equipment . . . . . . . . . . . . . . . . . .          445            1,010                 0                  1,455
 Occupancy . . . . . . . . . . . . . . . . . .          305              883                 0                  1,188
 Professional fees . . . . . . . . . . . . . .          620              501                 0                  1,121
 FDIC insurance  . . . . . . . . . . . . . . .          241              461                 0                    702
 Marketing . . . . . . . . . . . . . . . . . .          119              276                 0                    395
 ATM and Bankcard  . . . . . . . . . . . . . .          297              150                 0                    447
 Printing and Office supplies  . . . . . . . .          140              291                 0                    431
 Communications  . . . . . . . . . . . . . . .          140              168                 0                    308
 Other non-interest expense  . . . . . . . . .          742            1,696                 0                  2,438
                                                    -------          -------            ------                -------
   Total non-interest expense  . . . . . . . .        5,646           12,254                 0                 17,900

 INCOME BEFORE INCOME TAXES  . . . . . . . . .        2,268            3,720                 0                  5,988
                                                    -------          -------            ------                -------
 PROVISION FOR INCOME TAXES  . . . . . . . . .          820              854                 0                  1,674
 NET INCOME  . . . . . . . . . . . . . . . . .      $ 1,448          $ 2,866                $0                $ 4,314
                                                    =======          =======            ======                =======

 AVERAGE COMMON SHARES OUTSTANDING . . . . . .    2,090,000        2,621,000                 -              3,875,000

 EARNINGS PER COMMON SHARE . . . . . . . . . .         $.69            $1.09                 -                  $1.11

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



1. The unaudited pro forma combined balance sheet reflects the issuance of 1,692,000 shares of Combined Corporation Common Stock using the exchange ratio of 0.60, derived by using the outstanding shares of West Coast Common Stock. A pro forma adjustment of $3,526,000 to common stock and capital surplus is necessary to reflect the difference between issuance of the 1,692,000 shares of Combined Corporation Common Stock with an aggregate stated value of $2,116,000 and the par value of West Coast Common Stock that will be canceled of $5,642,000. A pro forma adjustment also was made to give effect to the cancellation of the 102,740 shares of West Coast Common Stock held by Commercial using Commercial's recorded value of $849,000 at December 31, 1994 resulting in the elimination of unrealized gain of $4,000. Additionally, $16,000, $4,000, and 0 were eliminated for 1994, 1993 and 1992 respectively from dividend income for funds received on the West Coast common stock held by Commercial. $5,000, $1,000 and 0 for 1994, 1993 and 1992 were eliminated from tax expense and accrued taxes for the tax effect of the dividends received. There were no other significant pro forma adjustments made to the historical balance sheets or statements of income of Commercial and West Coast to arrive at the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of income. Total costs incurred by Commercial and West Coast in connection with the Merger were $950,000. These costs, relating to legal, accounting, printing, and other expenses, were charged to expenses of the respective companies in the periods incurred.

2. Pro forma weighted average shares outstanding for each of the three years in the period ended December 31, 1994, reflect the issuance of
         0.60 shares of Combined Common Stock for each share of West Coast Common Stock.

3. The pro forma combined financial statements do not reflect the merger of Great Western Bank which occurred on March 30, 1995, into the Combined Company as the size of the transaction is insignificant to the operations of the Combined Corporation.